INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of OrthoLogic Corp. on Form S-3 of our report dated January 29, 1998, appearing in the Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 21, 1998